UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2009

ANGELES INCOME PROPERTIES, LTD. II

(Exact name of Registrant as specified in its charter)

            California                0-11767                 95-3793526

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

Please see the description under Item 2.03 below.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Angeles Income Properties, Ltd. II, a California limited partnership (the “Registrant”), owns a 100% interest in Landmark (NC), LLC, a Delaware limited liability company (the “Company”), which owns Landmark Apartments, a 292-unit apartment complex located in Raleigh, North Carolina. On March 11, 2009, the Company refinanced the mortgage debt encumbering Landmark Apartments. The previous mortgage debt, which had an outstanding principal balance of approximately $8,535,000, was repaid with proceeds from the new mortgage loan and from funds of approximately $477,000 held in a repair reserve by the previous lender. The refinancing replaced the existing mortgage debt with a new mortgage loan in the principal amount of $8,850,000 and established a new repair reserve of approximately $658,000. The new mortgage loan bears interest at an adjustable interest rate of the monthly LIBOR Index Rate plus 4.01%, capped at 7.25% per annum. Beginning on May 1, 2009, the new mortgage loan will require monthly payments of principal and interest of approximately $45,000 through the April 1, 2016 maturity date. The new mortgage loan has a balloon payment of approximately $7,729,000 due at maturity, which is based on the current interest rate at the time of the refinancing of 4.57%.  The Registrant may prepay the mortgage loan at any time with 30 days written notice to the lender, subject to a prepayment penalty.

In accordance with the terms of the loan agreement, payment of the loan may be accelerated at the option of the lender if an event of default, as defined in the loan agreement, occurs.  Events of default include nonpayment of monthly principal and interest by the due date and nonpayment of amounts outstanding on or before the maturity date and the occurrence of any breach or default in performance of any of the covenants or agreements made by the Company.

The foregoing description is qualified in its entirety by the Multifamily Note; Multifamily Deed of Trust, Assignment of Rents and Security Agreement; Guaranty; and Repair Escrow Agreement, copies of which are filed as exhibits 10.37, 10.38, 10.39 and 10.40 to this report.

In accordance with the Registrant’s partnership agreement, the Registrant’s managing general partner has determined that the net proceeds will be used for the Registrant’s operating expenses.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10.37       Multifamily Note, dated March 11, 2009, between Landmark (NC), LLC, a Delaware limited liability company and Capmark Bank, a Utah industrial bank. *

10.38       Multifamily Deed of Trust, Assignment of Rents and Security Agreement, dated March 11, 2009, between Landmark (NC), LLC, a Delaware limited liability company and Capmark Bank, a Utah industrial bank. *

10.39       Guaranty, dated March 11, 2009, between AIMCO Properties, L.P., a Delaware limited partnership, and Capmark Bank, a Utah industrial bank. *

10.40       Repair Escrow Agreement, dated March 11, 2009, between Landmark (NC), LLC, a Delaware limited liability company and Capmark Bank, a Utah industrial bank. *

* Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES INCOME PROPERTIES, LTD. II

By:  Angeles Realty Corporation II

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: March 17, 2009